UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

December 3, 2007
____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may  cause actual results, performance or achievements of Kodiak Energy, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that effective December 3, 2007 (the “Effective Date,”) William Tighe became Chief Executive Officer of the Company.   Mark Hlady resigned from the position of Chief Executive Officer on the Effective Date but will continue to serve as the Company’s Chairman of the Board of Directors and remain actively involved in the Company’s affairs.  Mr. Hlady’s Consulting Agreement, dated as of September 1, 2005, terminated as a result of his resignation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: December 5, 2007	By:	/s/ Bill Brimacombe
Bill Brimacombe, Chief Financial Officer